SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2013

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 13, 2013, Southern Indiana Gas and Electric Company (SIGECO), a wholly owned subsidiary of Vectren Utility Holdings, Inc. (VUHI), a wholly owned subsidiary of Vectren Corporation, remarketed $49.1 million of SIGECO's tax-exempt debt that had been held by VUHI since April 26, 2013. The interest rate on this debt is fixed at 1.95% per annum until September 13, 2017. SIGECO expects to close on this remarketing and receive the net proceeds on August 28, 2013.

Previously, on April 26, 2013, SIGECO reissued approximately $61.8 million of SIGECO's tax-exempt debt. The Supplemental Indenture for the total of $110.9 million of SIGECO's tax-exempt debt which was reissued was attached as Exhibit 4.1 to the Current Report on Form 8-K that was filed on April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
August 16, 2013

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance & Assistant Treasurer